EXHIBIT 10.11


                               VAUGHAN FOODS, INC.
                              216 East 12th Street
                              Moore, Oklahoma 73160

                                                                  March 22, 2007

Mark E. Vaughan
Vernon J. Brandt, Jr.
Vaughan Foods, Inc.
216 East 12th Street
Moore, Oklahoma 73160

                    Re: Conveyance of Ownership Interests in
                         Allison's Gourmet Kitchens, LP

Gentlemen:

         This letter sets forth the agreement between Vaughan Foods, Inc., and Mark E. Vaughan and Vernon J. Brandt, Jr., who own the following limited partnership interests in Allison's Gourmet Kitchens, LP, an Oklahoma limited partnership:

         48% Mark E. Vaughan
         12% Vernon J. Brandt, Jr.

         Each individual agrees to transfer all of such interest in Allison's Gourmet Kitchens, LP to Vaughan Foods, Inc. for the purchase price of $1.00, subject to the condition that the public offering for an amount of at least $14 million underwritten by Paulson Investment Co. as outline in the Letter of Intent dated May 8, 2006 between Paulson Investment Company, Inc. and Vaughan Foods, Inc. be completed by May 15, 2007. The transfer will be made simultaneously with the closing of the public offering.

         Please confirm your agreement by signing below and returning a copy of Vaughan Foods, Inc. at your early convenience.


                                        Very truly yours,
                                        VAUGHAN FOODS, INC.


                                        By: /s/ Mark E. Vaughan
                                            -------------------
                                        Mark E. Vaughan, President


Accepted and agreed:


/s/ Vernon J. Brandt Jr.
------------------------
Vernon J. Brandt, Jr., an individual


/s/ Mark E. Vaughan
-------------------
Mark E. Vaughan, an individual

cc: Stan Gustas